Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Current Report on Form 8-K dated April 21, 2008 and in Registration Statement Nos. 333-46459, 333-36644, 333-123310, 333-123301, 333-123287, 333-123286, and 333-118721 on Form S-8 of National Oilwell Varco, Inc. of our report dated February 28, 2008, relating to the consolidated financial statements and financial statement schedule of Grant Prideco, Inc. (which report expresses an unqualified opinion on those financial statements and financial statement schedule and includes an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-based Payment, on January 1, 2006), and our report dated February 28, 2008, relating to the effectiveness of Grant Prideco’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Grant Prideco, Inc. for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Houston, Texas
April 21, 2008